EXHIBIT 10.110

CALYPTE BIOMEDICAL CORPORATION

COMMON STOCK

PURCHASE AGREEMENT

                         , 200_

COMMON STOCK

PURCHASE AGREEMENT

This Agreement (“Agreement”) is made as of                          , 200_ (the “Execution Date”), by and among Calypte Biomedical Corporation, a Delaware corporation (the “Company”), and             , a creditor of the Company (the “Purchaser”).

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for the conversion and the complete discharge of the amount of indebtedness owed by the Company to the Purchaser specified in Section 2 hereto, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Purchaser (severally and not jointly) hereby agree as follows:

Section 1. Authorization of Sale of the Securities.

Subject to the terms and conditions of this Agreement, the Company has, or before the Closing (as defined below) will have, authorized the sale and issuance of the number of shares of its Common Stock (the “Common Stock”) set forth in Section 2.1 at the price per share set forth therein. The shares of Common Stock sold hereunder shall be referred to herein as the “Shares” or the “Securities.”

Section 2. Agreement to Sell and Purchase the Securities.

2.1    Sale of Shares.    At the Closing (as defined in Section 3), the Company will sell to the Purchaser, and the Purchaser will purchase from the Company, at a price per share of $            , (the “Share Price”)              shares for an aggregate purchase price of $             (the “Aggregate Purchase Price”).

2.2    Payment Through Cancellation of Indebtedness at Negotiated Share Price.    The Purchaser shall pay for the Shares by the cancellation and the complete discharge of that certain amount of indebtedness owed by the Company to the Purchaser equal in amount to the Aggregate Purchase Price set forth in Section 2.1 herein. The Purchaser and the Company have negotiated the Share Price among themselves with respect to their compromise as to the separate debt amount so converted and discharged and the parties mutually acknowledge that, as of the Execution Date, the Share Price is likely to exceed the market price of shares of the Common Stock as traded on the principal exchange for the Common Stock, Over-the-Counter Bulletin Board.

Section 3. Closing and Delivery.
3.1    Closing.    The Closing of the purchase and sale of the Shares pursuant to this Agreement (the “Closing”) shall be held on or about                          , 200_, at the offices of Heller Ehrman White & McAuliffe, 275 Middlefield Road, Menlo Park, California 94025, or on such other date and place as may be agreed to by the Company and the Purchaser.

At or prior to the Closing, Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Closing (the “Closing Date”).

3.2    Delivery of the Shares at the Closing.    At the Closing, the Company shall deliver to Purchaser stock certificates registered in the name of Purchaser, or in such nominee name(s) as designated by Purchaser, representing the number of shares of Common Stock to be purchased by Purchaser at the Closing as set forth in Section 2.1 herein against payment of the Aggregate Purchase Price through the conversion and discharge of indebtedness effective as of the Closing Date. The name in which the stock certificate is to be issued to the

Purchaser is set forth in the Stock Certificate Questionnaire in the form attached hereto as Appendix I, as completed by the Purchaser.

Section 4. Representations, Warranties and Covenants of the Company

Except as set forth in the “SEC Documents” (as defined in Section 4.4 herein) or the Schedule of Exceptions attached hereto as Exhibit A, the Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchaser as follows:

4.1    Organization and Standing.    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results or operations of the Company). The Company has no subsidiaries or equity interest in any other entity.

4.2    Corporate Power; Authorization.    The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement, sell and issue the Shares and carry out and perform all of its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) as to those provisions of Section 9.3 relating to indemnity or contribution. The execution and delivery of this Agreement does not, and the performance of this Agreement and the compliance with the provisions hereof and the issuance, sale and delivery of the Shares by the Company will not conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Certificate of Incorporation or Bylaws of the Company or any statute, law, rule applicable to the Company or regulation or any state or federal order, judgment or decree applicable to the Company or any indenture, mortgage, lease or other agreement or instrument to which the Company or any of its properties is subject, where such conflict, breach or violation would have a material adverse effect on the Company.

4.3    Issuance and Delivery of the Shares.    The Shares, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the shareholders of the Company or any liens or encumbrances. Such issuance and delivery will not cause neither an increase in the number of shares issuable pursuant to any securities of the Company that are outstanding as of the Execution Date nor a decrease in the exercise or conversion price, of any such securities.

4.4    SEC Documents; Financial Statements.    The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “SEC”) under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the twelve (12) months preceding the date of this Agreement. The Company has also filed with the SEC registration statements on Forms S-2 and S-8 and, as required by the Securities Act of 1933, as amended, amendments and supplements to such registration statements (the “Securities Act”). As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the SEC (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

4.5    Intellectual Property.    Company owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets and know-how described or referred to in the SEC Documents as owned or used by it or that are necessary for the conduct of its business as presently conducted and as described in the SEC Documents. Except as set forth in the SEC Documents, the Company has not received any notice of, nor has any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent right, invention, trade secret or know-how that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, properties, financial condition or results or operations of the Company.

4.6    Capitalization.    All of the Company’s outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase securities. The actual authorized and outstanding capital stock of the Company as of November 17, 2001 is as set forth in Exhibit A. Except as set forth in the SEC Documents or Exhibit A, there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell shares of the company’s capital stock or any such options, rights, convertible securities or obligations.

4.7    Litigation.    Except as set forth in the SEC documents, there is no pending or, to the Company’s knowledge, threatened, action, suit or other proceeding to which the Company is a party or to which its property or assets are subject.

4.8    Governmental Consents.    No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected in accordance with such laws, and (b) the filing of a registration statement and all amendments thereto with the SEC as contemplated by Section 9.1 of this Agreement.

4.9    No Material Adverse Change.    Since September 30, 2001, there have not been any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements except changes which have not been, either individually or in the aggregate, materially adverse.

4.10    Listing.    The Company’s Common Stock is traded on the Over-the-Counter Bulletin Board.

Section 5. Representations, Warranties and Covenants of the Purchaser.

5.1    Representations and Warranties.    Purchaser represents and warrants to and covenants with the Company that:

(a)  Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Securities contemplated hereby, either alone or together with the advice of Purchaser’s purchaser representative, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company, and has requested, received, reviewed and considered, either alone or with Purchaser’s purchaser representative, all information Purchaser deems relevant (including the SEC documents) in making an informed decision to purchase the Securities and has reviewed to the degree considered sufficient by Purchaser, the Company’s Form 10-K for the year ended December 31, 2001 and its Form 10-Q for the period ended September 30, 2001.
(b)  Purchaser is acquiring the Securities pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities, except in compliance with Section 5.1(c).

(c)  Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

(d)  Purchaser has completed or caused to be completed the Stock Certificate Questionnaire and the Registration Questionnaire, attached hereto as Appendix I and Appendix II, respectively, for use in preparation of the Registration Statement to be filed by the Company, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the applicable Registration Statement (provided that Purchaser shall be entitled to update such information by providing notice thereof to the Company prior to the effective date of such Registration Statement).
(e)  Purchaser has, in connection with its decision to purchase the Securities, relied with respect to the Company and its affairs solely upon the SEC Documents, the representations and warranties of the Company contained herein and oral statements of the Company’s management made at meetings with the Purchaser.

(f)  Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.

(g)  Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. Upon the execution and delivery of this Agreement by Purchaser, this Agreement shall constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance, and (iii) as to those provisions of Section 9.3 relating to indemnity or contribution.

(h)  Awareness of Financial Risk.    Purchaser is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares; and (iv) the tax consequences of investment in the Shares. Purchaser is fully aware of the risk factors set forth in the SEC Documents.

(i)  No General Solicitation.    At no time was the Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

(j)  Compliance with Securities Laws.    Purchaser understands and acknowledges that, in reliance upon the representations and warranties made by Purchaser herein, the issuance of the Shares by the Company are not being registered with the SEC nor are they being qualified under the California Corporate Securities Law of 1968, as amended or the laws of any other state, but instead are being issued under an exemption or exemptions from the registration and qualification requirements of relevant law, which impose certain restrictions on Purchaser’ ability to transfer the Shares.

(k)  Legends and Stop-Transfer Orders.    Purchaser understands that certificates or other instruments representing any of the Shares acquired by Purchaser will bear legends required by federal or state laws which would impose legend obligations on the Shares as transferred hereby. Purchaser agree that, in order to ensure and enforce compliance with the restrictions imposed by applicable law the Company may issue appropriate “stop transfer” instructions to its transfer agent with respect to any certificate or other instrument representing the Shares.

(l)  Restructuring of Trade Payable Indebtedness of the Company.    Purchaser understands that the Company is engaged in a restructuring of its trade payable indebtedness, of which Agreement is a part, and pursuant to which the Company may issue approximately 1,260,000 shares of Common Stock.

5.2    Nondisclosure; No Trading in Company Securities    Unless otherwise required by applicable law, Purchaser will not disclose the existence or the contents of this Agreement or the restructuring of the Company’s trade payable indebtedness until such time as the Company files a Registration Statement pursuant to Section 9 herein and Purchaser will not engage in transactions in the Company’s securities until such filing date. Purchaser understands and acknowledges that any such trading could be deemed unlawful trading on the basis of material nonpublic information under the Securities Exchange Act of 1934, as amended. Purchaser further understands and acknowledges that any disclosure of this Agreement prior to the filing of the Registration Statement could result in the indefinite delay of the effectiveness of the Registration Statement and Purchaser further agrees that in the event of such disclosure by the Purchaser, the Company has the right, at its sole discretion, to exclude the Purchaser and the Shares issued to the Purchaser from the list of “Selling Shareholders” (as defined in Section 9 below) and the Company’s obligations to register the Shares issued to the Purchaser pursuant to Section 9 herein shall be deemed to be discharged.

5.3    No Advice Provided.    Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice and that no independent legal counsel has reviewed these documents and materials on Purchaser’s behalf. Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.4    Updated Statement of Company’s Indebtedness to Purchaser.    Not later than 15 days following the Closing Date, Purchaser shall provide to the Company a statement of the Company’s account balance with the Purchaser which shows that the amount of the Company’s indebtedness equal to the Aggregate Purchase Price has been converted and discharged effective as of the Closing Date in consideration of the issuance of the Shares to Purchaser.

Section 6. Survival of Representations, Warranties and Agreements.

Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and Purchaser herein and in the certificates for the securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the securities being purchased and the payment therefor.

Section 7. Conditions to Company’s Obligations at the Closing.

The Company’s obligation to complete the sale and issuance of the Securities and deliver shares of Common Stock to the Purchaser shall be subject to the condition that the representations and warranties made by the Purchaser in Section 5 hereof shall be true and correct when made, and shall be true and correct on the Closing Date to the extent not waived by the Company.

Section 8. Conditions to Purchaser’ Obligations at the Closing.

Purchaser’s obligation to accept delivery of the Shares and to cancel and fully discharge the Company’s indebtedness in the amount of the Aggregate Purchase Price shall be subject to the condition that the representations and warranties made by the Company in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date the extent not waived by Purchaser:

Section 9. Registration of the Shares; Compliance With the Securities Act.

9.1    Registration Procedures and Expenses.    The Company is obligated to do the following:

(a)  Within 45 business days following the Closing, the Company shall prepare and file with the SEC one or more registration statements in order to register with the Commission the resale by the Purchaser, from time to time, of the Shares through the Over-the-Counter Bulletin Board or the facilities of any securities exchange on which the Company’s Common Stock is then traded, or in privately-negotiated transactions (a “Registration Statement”). The Company shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as soon thereafter as reasonably possible.

(b)  The Company shall prepare and file with the Commission (i) such amendments and supplements to the Registration Statement and the prospectus used in connection therewith, (ii) such SEC Reports and (iii) such other filings required by the Commission, in each case as may be necessary to keep the Registration Statement continuously effective and not misleading until the earliest of (A) the second anniversary date of the Closing, (B) such date as all of the Shares have been resold or (C) such time as all of the Shares held by the Purchaser can be sold within a given three-month period pursuant to Rule 144 under the Securities Act. Notwithstanding the foregoing, following the effectiveness of the Registration Statement, the Company may, at any time, suspend the effectiveness of the Registration Statement for up to no longer than 30 days, as appropriate (a “Suspension Period”), by giving notice to the Purchaser, if the Company shall have determined that the Company may be required to disclose any material corporate development. The Company will use commercially reasonable efforts to minimize the length of any Suspension Period. Notwithstanding the foregoing, the Company may not suspend the effectiveness of the Registration Statement more than four times in any twelve (12) month period. Purchaser agrees that, upon receipt of any notice from the Company of a Suspension Period, Purchaser will not sell any Shares pursuant to the Registration Statement until (i) Purchaser is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) Purchaser has received copies of any additional or supplemental or amended prospectus, if applicable, and (iii) Purchaser has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

(c)  In order to facilitate the public sale or other disposition of all or any of the shares by Purchaser, the Company shall furnish to Purchaser with respect to the Shares registered under the Registration Statement such number of copies of prospectuses, prospectus supplements and preliminary prospectuses as Purchaser reasonably requests in conformity with the requirements of the Securities Act.

(d)  The Company shall file any documents required of the Company for normal blue sky clearance in states specified in writing by Purchaser; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction in which it is not now so qualified.

(e)  Other than fees and expenses, if any, of counsel or other advisers to the Purchaser, which fees and expenses shall be borne by the Purchaser, the Company shall bear all expenses (exclusive of any brokerage fees, underwriting discounts and commissions) in connection with the procedures in paragraphs (a) through (d) of this Section 9.1.

9.2    Transfer of Securities After Registration.    Purchaser agrees that it will not effect any disposition of the Shares that would constitute a sale within the meaning of the Securities Act, except:

(a)  pursuant to the Registration Statement, in which case Purchaser shall submit the certificates evidencing the Shares to the Company’s transfer agent, accompanied by a separate “Purchaser’s Certificate”

(A) in the form of Appendix III attached hereto, (B) executed by Purchaser or by an officer of, or other authorized person designated by, Purchaser, and (C) to the effect that (1) the Shares have been sold in accordance with the Registration Statement and (2) the requirement of delivering a current prospectus has been satisfied; or

(b)  in a transaction exempt from registration under the Securities Act, in which case Purchaser shall, prior to effecting such disposition, submit to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company to the effect that the proposed transaction is in compliance with the Securities Act.

9.3    Indemnification.    As used in this Section 9.3 the following terms shall have the following respective meanings:

(a)  “Selling Shareholder” shall mean the Purchaser of Securities under this Agreement and any transferee of Purchaser who is entitled to resell Shares pursuant to the Registration Statement;

(b)  “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 9.1; and

(c)  “Untrue Statement” shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)  The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement on or after the effective date of the Registration Statement, or on or after the date of any prospectus or prospectus supplement or the date of any sale by Purchaser thereunder, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement and the Company will reimburse such Selling Shareholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable to such Selling Shareholder in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Shareholder to comply with the covenants and agreements contained in Section 9.1 or 9.2 hereof respecting sale of the Shares or any statement or omission in any Prospectus that is corrected in any subsequent prospectus that was delivered to the Selling Shareholder prior to the pertinent sale or sales by the Selling Shareholder.

(e)  Purchaser agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in Section 9.1 or 9.2 hereof respecting sale of the Shares, or any Untrue Statement contained in the Registration Statement on or after the effective date thereof, or in any prospectus supplement as of its issue date or date of any sale by Purchaser thereunder, if such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of Purchaser specifically for use in preparation of the Registration Statement, and Purchaser will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that in no event shall any indemnity by Purchaser under this Section 9.3 exceed the gross proceeds received by Purchaser from the sale of Shares covered by such Registration Statement.

(f)  Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 9.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties.

9.4    Termination of Conditions and Obligations    The conditions precedent imposed by Section 4, Section 5 or this Section 9 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

9.5    Information Available.    So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser:

(a)  upon the request of any Purchaser, as soon as practicable after available (but in the case of the Company’s Annual Report to Shareholders, within 150 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Shareholders (which Annual Report shall contain financial statements audited in accordance with generally accepted auditing standards certified by a national firm of certified public accountants); (ii) its Annual Report on Form 10-K; (iii) its quarterly reports on Form 10-Q (the foregoing, in each case, excluding exhibits); (iv) its Proxy Statement; and (v) its current reports on Form 8-K, if any;

(b)  upon the request of any Purchaser, all exhibits excluded by the parenthetical to subparagraph (a)(iii) of this Section 9.5, in the form generally available to the public; and

(c)  upon the reasonable request of any Purchaser, an adequate number of copies of the prospectuses and supplements to supply to any other party requiring such prospectuses.

9.6    Changes in Purchaser Information    Purchaser agrees to promptly notify the Company of any changes in the information set forth in the Registration Statement regarding Purchaser or Purchaser’s plan of distribution set forth in such Registration Statement.

Section 10. Broker’s Fee

The Company and Purchaser hereby represent that there are no brokers or finders entitled to compensation in connection with the sale of the Shares, and shall indemnify each other for any such fees for which they are responsible.

Section 11. Notices.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile transmission, or when so received in the case of mail or courier, and addressed as follows:

if to the Company, to:

Calypte Biomedical Corporation
1265 Harbor Bay Pkwy
Alameda, CA 94502
Attention: President and Chief Executive Officer
Facsimile: (510) 814-8403

with a copy so mailed to:

Heller Ehrman White & McAuliffe
525 University Avenue
Palo Alto, California 94301
Attention: Bruce W. Jenett, Esq.
Facsimile: (650) 324-0638

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

if to the Purchaser, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

Section 12. Miscellaneous.

12.1    Waivers and Amendments.    Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and the Purchaser.

12.2    Headings.    The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

12.3    Severability.    In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.4    Governing Law.    Except to the extent that the Delaware General Corporation Law shall be applicable with respect to matters relating to the internal corporate affairs of the Company, this Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly performed within the State of California by California residents.

12.5    Counterparts.    This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

12.6    Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

12.7    Entire Agreement.    This Agreement and other documents delivered pursuant hereto, including the exhibits, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

12.8    Payment of Fees and Expenses.    Each of the Company and the Purchaser shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their  duly authorized representatives as of the day and year first above written.

CALYPTE BIOMEDICAL CORPORATION

By:
Name: Nancy E. Katz Title: Chief Executive Officer, President and Chief Financial Officer

PURCHASER

Purchaser Name:

By:
Name:
Title:

Address:
Facsimile:

NOTICE TO PURCHASER:

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.